Exhibit 99.3

LETTER TO CLIENTS OF BROKERS, DEALERS,

COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES

Offers To Exchange Class A Warrants, Class B Warrants, and Class C Warrants to

to Acquire Shares of Common Stock of

CHESAPEAKE ENERGY CORPORATION

for

Shares of Common Stock of Chesapeake Energy Corporation

THE OFFERS (AS DEFINED BELOW)AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN DAYLIGHT TIME, ON SEPTEMBER 16, 2022, OR SUCH LATER TIME AND DATE TO WHICH WE MAY EXTEND. WARRANTS OF THE COMPANY TENDERED PURSUANT TO THE OFFERS MAY BE WITHDRAWN PRIOR TO THE APPLICABLE EXPIRATION DATE (AS DEFINED BELOW).

August 18, 2022

To Our Clients:

Chesapeake Energy Corporation (the “Company,” “we,” “our” and “us”), an Oklahoma corporation, has delivered to the undersigned a copy of the Prospectus/Offers to Exchange dated August 18, 2022 (the “Prospectus/Offers to Exchange”) of the Company and the related Letter of Transmittal (as it may be supplemented and amended from time to time, the “Letter of Transmittal”), which together set forth the offers of the Company to the holders of all of our outstanding Class A warrants (the “Class A warrants”), Class B warrants (the “Class B warrants”), and Class C warrants (the “Class C warrants,” and together with the Class A warrants and Class B warrants, the “warrants”), each to purchase shares of common stock, par value $0.01 per share (“Common Stock”), of Chesapeake Energy Corporation (the “Company”), to exchange their warrants for the applicable consideration described below (each an “Offer” and collectively, the “Offers”).

The consideration being offered to warrantholders in exchange for each warrant is as follows:

•	with respect to Class A warrants to be exchanged by an exchanging holder, the consideration offered is the Class A Exchange Consideration (as defined below);

•	with respect to Class B warrants to be exchanged by an exchanging holder, the consideration offered is the Class B Exchange Consideration (as defined below); and

•	with respect to Class C warrants to be exchanged by an exchanging holder, the consideration offered is the Class C Exchange Consideration (as defined below).

For the purposes of the Prospectus/Offers to Exchange, the following terms have the meaning ascribed to them:

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Class A Daily Share Amount” means, for any VWAP Trading Day during the Observation Period, one-tenth (1/10) of the product of (a) the Class A Warrant Entitlement; (b) the Class A Premium; and (c) the quotient obtained by dividing (x) the excess, if any, of the Daily VWAP per share of Common Stock on such VWAP Trading Day over the Class A Strike Price by (y) such Daily VWAP per share of Common Stock. For the avoidance of doubt, the Class A Daily Share Amount will be zero for such VWAP Trading Day if such Daily VWAP per share of Common Stock does not exceed the Class A Strike Price.

“Class A Exchange Consideration” means, with respect to the Class A warrants to be exchanged by such exchanging holder, a number of shares of Common Stock equal to the product of (a) the number of Class A warrants to be exchanged by such exchanging holder; and (b) the sum of the Class A Daily Share Amounts for each day in the Observation Period for such Class A warrant; provided, however, that if the aggregate number of shares of Common Stock deliverable to any exchanging holder is not a whole number, then, in lieu of issuing any fractional share of Common Stock, the number of shares of Common Stock issuable will be rounded up to the nearest whole number.

“Class A Premium” means $1.04.

“Class A Strike Price” means $25.096.

“Class A Warrant Entitlement” means 1.12.1

“Class B Daily Share Amount” means, for any VWAP Trading Day during the Observation Period, one-tenth (1/10) of the product of (a) the Class B Warrant Entitlement; (b) the Class B Premium; and (c) the quotient obtained by dividing (x) the excess, if any, of the Daily VWAP per share of Common Stock on such VWAP Trading Day over the Class B Strike Price by (y) such Daily VWAP per share of Common Stock. For the avoidance of doubt, the Class B Daily Share Amount will be zero for such VWAP Trading Day if such Daily VWAP per share of Common Stock does not exceed the Class B Strike Price.

“Class B Exchange Consideration” means, with respect to the Class B warrants to be exchanged by such exchanging holder, a number of shares of Common Stock equal to the product of (a) the number of Class B warrants to be exchanged by such exchanging holder; and (b) the sum of the Class B Daily Share Amounts for each day in the Observation Period for such Class B warrant; provided, however, that if the aggregate number of shares of Common Stock deliverable to any exchanging holder is not a whole number, then, in lieu of issuing any fractional share of Common Stock, the number of shares of Common Stock issuable will be rounded up to the nearest whole number.

“Class B Premium” means $1.05.

“Class B Strike Price” means $29.182.

“Class B Warrant Entitlement” means 1.12.

“Class C Daily Share Amount” means, for any VWAP Trading Day during the Observation Period, one-tenth (1/10) of the product of (a) the Class C Warrant Entitlement; (b) the Class C Premium; and (c) the quotient obtained by dividing (x) the excess, if any, of the Daily VWAP per share of Common Stock on such VWAP Trading Day over the Class C Strike Price by (y) such Daily VWAP per share of Common Stock. For the avoidance of doubt, the Class C Daily Share Amount will be zero for such VWAP Trading Day if such Daily VWAP per share of Common Stock does not exceed the Class C Strike Price.

“Class C Exchange Consideration” means, with respect to the Class C warrants to be exchanged by such exchanging holder, a number of shares of Common Stock equal to the product of (a) the number of Class C warrants to be exchanged by such exchanging holder; and (b) the sum of the Class C Daily Share Amounts for each day in the Observation Period for such Class C warrant; provided, however, that if the aggregate number of shares of Common Stock deliverable to any exchanging holder is not a whole number, then, in lieu of issuing any fractional share of Common Stock, the number of shares of Common Stock issuable will be rounded up to the nearest whole number.

“Class C Premium” means $1.065.

“Class C Strike Price” means $32.860.

“Class C Warrant Entitlement” means 1.12.

1 NTD: For each class of warrants, the Warrant Entitlement means the number of shares of Common Stock each warrant is exercisable for, which will be adjusted on the record date for CHK’s dividend.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CHK <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session..

“Observation Period” means the ten consecutive VWAP Trading Days immediately preceding September 17, 2022

“VWAP Market Disruption Event” means, with respect to any date, (a) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (b) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (a) there is no VWAP Market Disruption Event; and (b) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

For the avoidance of doubt, if a holder exchanges more than one (1) warrant of a particular series in the applicable Offer, then the consideration due in respect of such exchange of such series of warrants will (in the case of any warrants held through Depository Trust Company (“DTC”), to the extent permitted by, and practicable under, DTC’s procedures) be computed based on the total number of warrants of such series exchanged by such holder..

The Offers are being made to all holders of our publicly traded Class A warrants (the “Class A Warrants Offer”), Class B warrants (the “Class B Warrants Offer”), and Class C warrants (the “Class C Warrants Offer”) that were originally issued upon our emergence from Chapter 11 Bankruptcy on February 9, 2021. Currently, each holder of a Class A warrant is entitled to purchase 1.12 shares of the Company’s Common Stock for $25.096 per share, each holder of a Class B warrant is entitled to purchase 1.12 shares of the Company’s Common Stock for $29.182 per share, and each holder of a Class C warrant is entitled to purchase 1.12 shares of the Company’s Common Stock for $32.860 per share. As of August 17, 2022, there were 9,751,853 Class A warrants, 12,290,669 Class B warrants and 11,269,865 Class C warrants outstanding.

Our Common Stock, Class A warrants, Class B warrants and Class C warrants are listed on The Nasdaq Stock Market LLC (“NASDAQ”) under the symbols “CHK,” “CHKEW,” “CHKEZ” and “CHKEL,” respectively. The Class A warrants are governed by that certain Warrant Agreement, dated as of February 9, 2021 (the “Class A Warrant Agreement”), between the Company and Equiniti Trust Company, as warrant agent (the “Warrant Agent”); the Class B warrants are governed by that certain Warrant Agreement, dated as of February 9, 2021 (the “Class B Warrant Agreement”), between the Company and the Warrant Agent; and the Class C warrants are governed by that certain Warrant Agreement, dated as of February 9, 2021 (the “Class C Warrant Agreement,” and together with the Class A Warrant Agreement and Class B Warrant Agreement, the “Warrant Agreements”), between the Company and the Warrant Agent.

No fractional shares of Common Stock will be issued pursuant to the Offers. In lieu of issuing fractional shares, any holder of warrants who would otherwise have been entitled to receive fractional shares pursuant to an Offer will receive an amount of Common Stock calculated in accordance with the definitions of Class A Exchange Consideration, Class B Exchange Consideration or Class C Exchange Consideration, as applicable. Our obligation to complete the Offers are not conditioned on the receipt of a minimum number of tendered warrants. None of the Offers is conditioned on the completion of any other Offer.

Warrants not exchanged for the applicable exchange consideration pursuant to the Offers will remain outstanding subject to their current terms. We reserve the right in the future to repurchase any of the warrants, as applicable, at prices or terms different than what is offered in the Offers, subject to applicable law.

Each Offer is made solely upon the terms and conditions in this Prospectus/Offers to Exchange and in the related letter of transmittal (as it may be supplemented and amended from time to time, the “Letter of Transmittal”). Each Offer will be open until 11:59 p.m., New York City time, on September 16, 2022, or such later time and date to which we may extend (the period during which an Offer is open, giving effect to any withdrawal or extension, is referred to as an “Offer Period,” and the date and time at which an Offer Period ends is referred to as an “Expiration Date”). The Offers are not being made to those holders who reside in states or other jurisdictions where an offer, solicitation or sale would be unlawful.

We may withdraw an Offer only if the conditions to such Offer are not satisfied of waived prior to the applicable Expiration Date. Promptly upon any such withdrawal, we will return the tendered warrants to the holders.

THE OFFERS ARE NOT MADE TO THOSE HOLDERS WHO RESIDE IN STATES OR OTHER JURISDICTIONS WHERE AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL.

Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal, to cause your warrants to be tendered for exchange pursuant to the Offers.

We are the owner of record of warrants held for your account. As such, only we can exchange and tender your warrants, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to exchange and tender warrants we hold for your account.

Please instruct us as to whether you wish us to tender for exchange any or all of the warrants we hold for your account, on the terms and subject to the conditions of the Offers.

Please note the following:

1.	Your warrants may be exchanged at an amount equal to the Class A Exchange Consideration, Class B Exchange Consideration or Class C Exchange Consideration, respectively.

2.	The Offers are made solely upon the terms and conditions set forth in the Prospectus/Offers to Exchange and in the Letter of Transmittal. In particular, please see “The Offers— General Terms — Conditions to The Offers” in the Prospectus/Offers to Exchange.

3.	The Offers and withdrawal rights will expire at 11:59 p.m., Eastern Daylight Time, on September 16, 2022, or such later time and date to which the Company may extend.

If you wish to have us tender any or all of your warrants for exchange pursuant to the Offers, please so instruct us by completing, executing, detaching and returning to us the attached Instructions Form. If you authorize us to tender your warrants, we will tender for exchange all of your warrants unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date. Please note that the Offers and withdrawal rights will expire at 11:59 p.m., Eastern Daylight Time, on September 16, 2022, or such later time and date to which the Company may extend with respect to any of the Offers.

The board of directors of the Company has approved the Offers. However, neither the Company nor any of its management, its board of directors, the dealer managers, the information agent, or the exchange agent for the Offers is making any recommendation as to whether holders of warrants should tender warrants for exchange in the Offers. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information in the Prospectus/Offers to Exchange and in the Letter of Transmittal, and should consult your own investment and tax advisors. You must decide whether to have your warrants exchanged and, if so, how many warrants to have exchanged. In doing so, you should read carefully the information in the Prospectus/Offers to Exchange and in the Letter of Transmittal.

Instructions Form

Offers To Exchange

Class A Warrants, Class B Warrants, and Class Warrants to

Acquire Shares of Common Stock of

CHESAPEAKE ENERGY CORPORATION

for

Shares of Common Stock of Chesapeake Energy Corporation

The undersigned acknowledges receipt of your letter and the enclosed Prospectus/Offers to Exchange dated August 18, 2022 (the “Prospectus/Offers to Exchange”), and the related Letter of Transmittal (the “Letter of Transmittal”), which together set forth the offers of Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), to each holder of its (i) publicly traded Class A warrants (the “Class A Warrants Offer”), Class B warrants (the “Class B Warrants Offer”), and Class C warrants (the “Class C Warrants Offer”) to purchase the Company’s Common Stock, par value of $0.01 per share, (“Common Stock”) that were originally issued upon the Company’s emergence from Chapter 11 Bankruptcy on February 9, 2021.

The undersigned hereby instructs you to tender for exchange the number of warrants indicated below or, if no number is indicated, all warrants you hold for the account of the undersigned, on the terms and subject to the conditions set forth in the Prospectus/Offers to Exchange and in the Letter of Transmittal.

By participating in an Offer, the undersigned acknowledges that: (i) an Offer is made solely only upon the terms and conditions in the Prospectus/Offers to Exchange and in the Letter of Transmittal; (ii) upon and subject to the terms and conditions set forth in the Prospectus/Offers to Exchange and the Letter of Transmittal; (iii) each Offer will be open until 11:59 p.m., Eastern Daylight Time, on September 16, 2022, or such later time and date to which the Company may extend (the period during which an Offer is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period”); (iv) the Offers are established voluntarily by the Company, it is discretionary in nature, and it may be extended, modified, suspended or terminated by the Company as provided in the Prospectus/Offers to Exchange; (v) the undersigned is voluntarily participating in an Offer and is aware of the conditions of such Offer; (vi) the future value of the shares of Common Stock is unknown and cannot be predicted with certainty; (vii) the undersigned has received and read the Prospectus/Offers to Exchange and the Letter of Transmittal; and (viii) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to an Offer and the disposition of warrants, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains the responsibility solely of the undersigned. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

Number of warrants to be exchanged by you for the account of the undersigned:

*	No fractional shares of Common Stock will be issued pursuant to the Offers. Our obligation to complete the Offers are not conditioned on the receipt of a minimum number of tendered warrants. None of the Offers is conditioned on the completion of any other Offer.

**	Unless otherwise indicated it will be assumed that all warrants held by us for your account are to be exchanged.

Signature(s):

Name(s):

(Please Print)

Taxpayer Identification Number:

Address(es):

(Including Zip Code)

Area Code/Phone Number:

Date: